UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On December 27, 2023, Netcapital Inc., a Utah corporation (the “Company”), completed a public offering (the “Offering”) of (i) 4,800,000 shares (the “Common Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) 11,200,000 prefunded warrants (the “Prefunded Warrants”) to purchase 11,200,000 shares of Common Stock of the Company (the “Prefunded Warrant Shares”); (iii) 16,000,000 Series A-1 warrants (the “Series A-1 Common Warrants”) to purchase 16,000,000 shares of Common Stock of the Company (the “Series A-1 Common Warrant Shares”) and (iv) 16,000,000 Series A-2 warrants (the “Series A-2 Common Warrants,” together with the Series A-1 Warrants, the “Common Warrants”) to purchase 16,000,000 shares of Common Stock of the Company (the “Series A-2 Common Warrant Shares,” together with the Series A-1 Common Warrants Shares, the “Common Warrant Shares”). The offering price of each Common Share and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $0.25, and the offering price of each Prefunded Warrant and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $0.249. The Common Shares, Prefunded Warrants, Prefunded Warrant Shares, Series A-1 Common Warrants, Series A-1 Common Warrant Shares, Series A-2 Common Warrants, Series A-2 Common Warrant Shares are collectively referred to herein as the “Securities.”

Each Common Warrant has an exercise price of $0.25 per share. The Common Warrants are not exercisable until the shareholders of the Company approve the issuance of the Common Warrants and the Common Warrant Shares upon the exercise thereof (the “Shareholder Approval”). The Series A-1 Common Warrants will expire five (5) years following the date of Shareholder Approval. The Series A-2 Common Warrants will expire eighteen (18) months following the date of Shareholder Approval. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Prefunded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Offering (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 1,200,000 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.3125 per share and expire on the fifth anniversary from the date of the commencement of sales in the Offering.

In connection with the Offering, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain institutional investors on December 21, 2023. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

Pursuant to the terms of the Purchase Agreements, the Company has agreed for a period of 90-days from the date of the Purchase Agreement, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or file any registration statement. In addition, from the date of the Purchase Agreement until the one year anniversary of the closing date of the Offering, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to an exception.

The Securities, the Placement Agent Warrants and Placement Agent Warrant Shares were offered pursuant to the Registration Statement on Form S-1 (File No. 333-275210), as amended, which was declared effective by the Securities and Exchange Commission on December 21, 2023.

The Company received net proceeds of approximately $3.37 million from the Offering, after deducting the estimated Offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for sales and marketing and general working capital purposes.

Forms of the Purchase Agreement, the Prefunded Warrant, the Series A-1 Common Warrant, the Series A-2 Common Warrant and Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K, and are incorporated by reference herein.

On December 21, 2023, the Company issued a press release announcing the pricing of the Offering. On December 27, 2023, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Prefunded Warrant
4.2	Form of Series A-1 Common Warrant
4.3	Form of Series A-2 Common Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Pricing Press Release dated December 21, 2023
99.2	Closing Press Release dated December 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated December 27, 2023

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